UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K A/1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

Commission File Number: 000-53771

CN Dragon Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0358149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong
(Address of principal executive offices including Zip Code)

(+852) 2772 9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K A/1 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

This Form 8-K A/1 amends our Form 8-K filed with the Commission on May 21, 2010 as follows:

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 20, 2010, we dismissed Mendoza Berger & Company, LLP (“Mendoza”), as our independent registered public accounting firm. The decision to change independent accountants was approved by our Board of Directors on May 20, 2010.

Mendoza audited the Company’s financial statements for each of the past two fiscal years.  The audit reports of Mendoza on the Company’s financial statements for the past two fiscal years were qualified with the following going concern language:  “The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (December 13, 2002) and continues to incur significant losses. The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of Mendoza, there were no reportable events or disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report.

The Company has provided a copy of this disclosure to Mendoza, and requested that Mendoza furnish the company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Mendoza agrees with the statements made by the company and, if not, stating the respects in which Mendoza does not agree.

A copy of the former accountants’ response to this Report on Form 8-K A/1 is attached hereto as Exhibit 16.

New Independent Accountants

Our Board of Directors appointed Albert Wong & Co., CPA (“Albert Wong”) as our new independent registered public accounting firm effective as of May 20, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with Albert Wong & Co., CPA regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Albert Wong, Albert Wong did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting form from Mendoza to Albert Wong.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

	Exhibit	Form	Filing	Filed with
Exhibits	#	Type	Date	This Report

Former accountants’ response to Report on Form 8-K A/1	16			X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CN Dragon Corp. (Registrant)

Date: May 28, 2010	By:	/s/ Teck Fong Kong
(Teck Fong Kong, President, Director, CEO)

	By:	/s/ Chong Him Lau
(Chong Him Lau, Director, CFO)